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                                                                EXHIBIT 10.6


                          EDISON BROTHERS STORES, INC.

              1998 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


         Edison Brothers Stores, Inc., a Delaware corporation (the "Company"), hereby establishes the Edison Brothers Stores, Inc. 1998 Restricted Stock Plan for Non-Employee Directors (the "Plan").

         1. PURPOSE. The purpose of the Plan is to provide ownership of the Company's common stock to non-employee members of the Board of Directors in order to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company, to provide competitive remuneration for Board service, and to strengthen the commonality of interest between directors and stockholders.

         2. EFFECTIVE DATE. The Plan shall be subject to approval by the stockholders of the Company at the Company's 1998 Annual Meeting of Stockholders, and, if so approved, shall become effective on the date of such approval.

         3.  DEFINITIONS.  As used in the Plan,

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Change in Control" shall mean the occurrence of any of the following events:

                 (i) any "person" or "group" (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of securities of the Company having more than 33% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company;

                 (ii) at any time during any 24-month period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election, or nomination for election by the stockholders of the Company, to the Board was approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office;

                  (iii) the Board approves an agreement providing for the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any "person" or


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         "group" (as such terms are used in Section 13(d) of the Exchange
         Act) other than a wholly-owned subsidiary of the Company;

                  (iv) the Board approves an agreement providing for the merger or consolidation of the Company with another corporation, other than a merger in which the Company would be the surviving corporation and which would result in (x) securities having more than 50% of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the surviving or resulting corporation being "beneficially owned" (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the holders of the capital stock of the Company immediately prior to such merger and (y) no "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) "beneficially owning" (as determined pursuant to Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, securities having more than 33% of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the surviving or resulting corporation; or

                (v) the Board approves a plan for the liquidation or dissolution of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" means the Compensation Committee of the Board and, to the extent the administration of this Plan has been assumed by the Board pursuant to Section 9, the Board.

         (e) "Common Stock" means the common stock of the Company, par value $0.01 per share.

         (f) "Date of Grant" means the date on which Restricted Stock is granted to a Director.

         (g) "Disability" means an inability to perform the duties of a member of the Board by reason of a medically determined physical or mental impairment which has existed for a continuous period of at least 26 weeks.

         (h) "Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

         (i) "Effective Date" means the date on which the Plan is approved by the stockholders of the Company as provided in Section 2.

         (j) "Restricted Period" means the period of time from the Date of Grant of Restricted Stock until the risk of forfeiture expires with respect to such Restricted Stock, as specified in Section 6.

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         (k)      "Restricted  Stock" means shares of Common Stock granted
pursuant to Section 5 as to which the Restricted Period has not expired.

         (l) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

         (m) "Subsidiary" means any corporation with respect to which the Company owns or controls, directly or indirectly, not less than 50% of the total voting power of all classes of stock entitled to vote generally in the election of directors of such corporation.

         4.  SHARES AVAILABLE UNDER PLAN. Subject to adjustment as provided in
Section 7, the total number of shares of Common Stock which may be granted as Restricted Stock under the Plan shall not exceed 75,000. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any shares of Restricted Stock that are forfeited or surrendered or cancelled for any reason will again be available for issuance under the Plan.

         5.  GRANTS OF RESTRICTED STOCK.

        (a) Each person who is a Director at the close of business on the Effective Date shall automatically be granted on that date 7,500 shares of Restricted Stock. Each person who first becomes a Director after the Effective Date shall automatically be granted, on the date such person first becomes a Director, 7,500 shares of Restricted Stock.

        (b) Each grant of Restricted Stock shall constitute an immediate transfer of the ownership of shares of Common Stock to the Director in consideration of the performance of services, entitling such Director to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (c) Each grant of Restricted Stock shall be made without additional consideration.

        (d) Each grant of Restricted Stock shall provide that the shares of Restricted Stock covered by such grant will be subject to forfeiture if the Director ceases to be a member of the Board during the Restricted Period.

        (e) Each grant of Restricted Stock shall provide that during the Restricted Period the Restricted Stock shall not be transferable.

        (f) Unless the shares of Common Stock for issuance under the Plan are then registered under the Securities Act of 1933, as amended, each grant of Restricted Stock shall require that the Director to whom such Restricted Stock is granted represent to the Company in writing that the Restricted Stock is being acquired for investment for the Director's own account and not with a view to the sale or distribution thereof.


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        (g) All certificates issued for Restricted Stock shall be held by the
Secretary of the Company until the expiration of the Restricted Period applicable to such Restricted Stock, at which time the certificates shall be delivered to the Director to whom such Restricted Stock was issued. If any Restricted Stock must be transferred back to the Company pursuant to this Plan, the Secretary of the Company shall take appropriate action to cancel the related certificates.

        (h) Each grant of Restricted Stock shall be evidenced by an agreement duly executed on behalf of the Company and delivered to and accepted by the Director containing such terms and provisions, consistent with this Plan, as the Committee may approve.

        6.  RESTRICTED PERIOD.

        (a) The Restricted Period will begin on the Date of Grant and will expire (subject to earlier expiration pursuant to Section 6(b)) with respect to one-third of the shares of Restricted Stock covered by the grant on the first anniversary of the Date of Grant, with respect to an additional one-third of the shares of Restricted Stock covered by the grant on the second anniversary of the Date of Grant and with respect to the remaining one-third of the shares of Restricted Stock covered by the grant on the third anniversary of the Date of Grant (each, a "Vesting Date"), provided that the Director has remained a member of the Board for the entire period from the Date of Grant to the relevant Vesting Date, or to the date specified in Section 6(b), if applicable. If the Director ceases to be a member of the Board during the Restricted Period, all of the shares of Restricted Stock with respect to which the Restricted Period has not expired will be forfeited and all right, title and interest of the Director to such shares will terminate without further obligation on the part of the Company.

        (b) The Restricted Period will immediately expire with respect to all shares of Restricted Stock held by a Director in the event of (i) the Director's death or Disability or (ii) a Change in Control.

        7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If, by reason of a stock dividend, stock split, combination of shares, recapitalization, spinoff, split-up, merger, consolidation or otherwise, the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or class of shares of common stock or other securities of the Company or securities of another corporation, then (a) the aggregate number and/or type of securities available for grant under the Plan as set forth in Section 4 shall be appropriately adjusted and (b) there shall be substituted for each share of Restricted Stock the number and type of securities into which each outstanding share of Common Stock shall be so changed or for which each such share of Common Stock shall be exchanged.


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         8.  FRACTIONAL SHARES. The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         9. ADMINISTRATION OF THE PLAN. Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of not less than two directors appointed by the Board, each of whom will be a "non-employee director" within the meaning of Rule 16b-3. The interpretation by the Committee of any provision of the Plan or of any agreement or document evidencing the grant of Restricted Stock, and any determination by the Committee pursuant to the Plan or any such agreement or document, will be final and binding on all interested parties.

         10. CHANGES TO THE PLAN. The Board may at any time amend, suspend or terminate the Plan, provided that (i) any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq National Market (or, if the Common Stock is not then traded on the Nasdaq National Market, the rules of any national securities exchange upon which the Common Stock is then traded) shall not be effective unless and until such approval has been obtained and (ii) no amendment, suspension or termination of the Plan may, without the written consent of a Director to whom Restricted Stock has been granted under the Plan, adversely affect the rights of such Director with respect to such Restricted Stock, which rights shall include all rights of the Director under the Plan as it existed as of the Date of Grant of such Restricted Stock.

         11. SERVICE AS DIRECTOR. Nothing in this Plan shall be construed as conferring any right upon any Director to continue as a member of the Board.